UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13©(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Amendment to Material Definitive Agreement.

1. Pursuant to that certain Securities Purchase Agreement (as amended, the “July SPA”) dated as of July 22, 2021 by and between Vinco Ventures, Inc. (the “Company”) and an accredited investor (the “Holder”), the Company sold to the Holder a Senior Secured Convertible Note in an aggregate principal amount of $120,000,000, of which an aggregate principal amount of $14,740,000 remains outstanding as of the date hereof (after giving effect to the $145,000 redemption of the July Note pursuant to that certain Exchange and Amendment Agreement by and between the Company and the Holder dated as of February 5, 2023) (as amended, the “July Note”) and warrants representing the right to acquire shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

On May 1, 2023, the Company and the Holder amended the July Note, as follows:

●	The Holder released from the Control Account $1,000,000 in cash by wire transfer of immediately available funds to the Company on May 1, 2023.

●	The Company shall, on or prior to the earlier of (i) July 17, 2023 and (ii) the date that is ten (10) days immediately following the date the Company files with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, file a registration statement on Form S-1 with the SEC for a secondary offering of shares of Common Stock, preferred stock and/or warrants to purchase Common Stock on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “New Registration Statement”).

●	The Company shall consummate a Subsequent Placement of Common Stock, preferred stock and/or warrants to purchase Common Stock pursuant to the New Registration Statement on or prior to the date that is fourteen (14) days after the filing of the New Registration Statement, which shall generate gross proceeds to the Company of at least $10,000,000 (the “July 2023 Subsequent Placement”).

●	The Company shall simultaneously with the consummation of any Subsequent Placement consummated on or after the date hereof, including, without limitation, the July 2023 Subsequent Placement, until the date the July Note is no longer outstanding, use at least fifty percent (50%) of the Subsequent Placement Proceeds (as defined below) to redeem the July Note from the Holder in cash at a price equal to the Conversion Amount being redeemed. As used herein, the “Subsequent Placement Proceeds” means the gross proceeds generated to the Company from any Subsequent Placement consummated from and after the date hereof, less (i) direct fees and expenses incurred by the Company in connection with the consummation of such Subsequent Placement and (ii) any cash therefrom paid by the Company to the sellers in connection with the A360 acquisition, as described in Proposal 7 set forth in the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2023.

●	In the event the Holder or any of its Affiliates participates in the July 2023 Subsequent Placement or any other Subsequent Placement consummated by the Company from and after the date hereof while the July Note remains outstanding, any purchase price to be paid by the Holder or any of its Affiliates in such Subsequent Placement shall be used to redeem the July Note to the extent it remains outstanding at a price equal to the Conversion Amount being redeemed and the Holder or any of its Affiliate may, in its sole and absolute discretion, elect to set off such payment at the closing of such Subsequent Placement.

Item 9.01 Exhibits

99.1 Agreement

104 Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2023

VINCO VENTURES, INC.

By:	/s/ Chris Polimeni
Name:	Chris Polimeni
Title:	CFO